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                                                                   Exhibit 10.17


                          PURCHASE AND SALES AGREEMENT

                  This Purchase and Sales Agreement (the "Agreement") is entered into as of December 29, 1994, by and between Meade Instruments Corporation, a California corporation ("Meade") and Weidy Optical Co., Ltd., a Republic of China corporation ("Weidy").

                  WHEREAS, Meade manufactures astronomical and terrestrial telescopes and other optical products, and also purchases astronomical and terrestrial telescopes from Weidy and various other suppliers in the Republic of China ("R.O.C."), Japan and the Republic of Korea;

                  WHEREAS, Meade desires a smooth, uninterrupted flow of the telescopes, telescope parts and telescope accessories from a single source in order to better ensure that its product needs are fulfilled;

                  WHEREAS, Weidy desires to expand its business relationship with Meade and ensure a predictable stream of orders from Meade for telescopes, telescope parts and telescope accessories.

                  NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, Meade and Weidy hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                  1.1      Definitions.

                  For purposes of this Agreement, the following definitions shall apply:

                  "Effective Date"  means January 1, 1995.

                  "Meade Designed Products" means Products manufactured by Weidy or a Weidy Affiliate to designs provided by Meade, including, but not limited to, Meade telescope models 285, 390, 395 and 4500.

                  "Meade Information" means certain confidential and proprietary information of Meade, including but not limited to, technical knowledge, inventions, creations, know-how, formulations, recipes, specifications, designs, methods, processes, techniques, data, rights, devices, drawings, instructions, expertise, trade practices, trade secrets, commercial information and other information relating to the



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design, manufacture, assembly, application, inspection, testing, maintenance, packaging and sale of the Meade Designed Products.

                  "Products" means telescopes, telescope parts and telescope accessories manufactured by Weidy and Weidy Affiliates.

                  "Weidy Affiliate" means any company controlled by, sharing common officers or directors with, or party to a consulting agreement with Weidy, including, but not limited to, Special Optic, Inc., an R.O.C. corporation.

                  "Weidy Australian Customer" means that certain customer of Weidy in Australia who has purchased telescopes from Weidy through an agent in Taiwan, R.O.C.

                                   ARTICLE II.
                              OBLIGATIONS OF MEADE

                  2.1      Purchase of Products Exclusively from Weidy.

                  Meade agrees that all telescopes it purchases outside the United States of America shall be purchased exclusively from Weidy during the term of this Agreement.

                  2.2      Minimum Order in 1995.

                  On or before February 28, 1995 Meade shall place purchase orders with Weidy for not less than 50,000 telescopes in the aggregate for shipment by Weidy to Meade in 1995.

                  2.3      Annual Minimum Order After 1995.

                  For each year after 1995, Meade shall place purchase orders with Weidy for not less than 50,000 telescopes in the aggregate to be shipped in such year (the "Annual Minimum Order"). The purchase orders constituting the Annual Minimum Order must be placed as follows:

                           (a) Purchase orders for not less than 25,000
                  telescopes must be received by Weidy on or before November 30 of the preceding year; and

                           (b) Purchase orders for the remaining portion of the
                  Annual Minimum Order must be received by Weidy on or before February 28 of such year.

                  2.4      The Weidy Australian Customer.

                           (a) Continued Sales. Meade shall use reasonable efforts to continue sales of telescopes manufactured by Weidy to the Weidy Australian Customer. Meade shall



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                  not be prohibited from selling Products to other customers in
                  Australia.

                           (b) Notice to Weidy Australian Customer. Promptly
                  after receiving the addresses from Weidy, Meade shall contact the Weidy Australian Customer and/or the Weidy Australian Customer's selling agent in Taiwan, R.O.C. to notify them that all subsequent orders for Products manufactured by Weidy must be made to Meade. Meade agrees that the Weidy Australian Customer may use the "Trust" brand name on Weidy telescopes shipped to the Weidy Australian Customer but in no case shall Weidy ship Meade Designed Products, including but not necessarily limited to, Meade telescopes Models 285, 390, 395 or 4500 to the Weidy Australian Customer.

                  2.5      The Meade Information.

                  Meade shall provide the Meade Information to Weidy, provided that Weidy shall use the Meade Information only in connection with the manufacture of the Meade Designed Products, and for no other purpose.

                                  ARTICLE III.
                              OBLIGATIONS OF WEIDY

                  3.1      Weidy Sales.

                  Weidy hereby agrees not to manufacture Products for any party other than Meade and such consignees as Meade may designate during the term of this Agreement.

                  3.2      Permitted Weidy Sales.

                  Notwithstanding Section 3.1, Weidy may manufacture and sell Products in Taiwan, R.O.C. provided that:

                           (a) such Products do not include Meade Designed Products or Products with 1.25-inch eyepieces; and,

                           (b) Weidy may not sell Products to any person in
                  Taiwan, R.O.C., other than Meade, who is or is expected to engage in the business of reselling such products to customers outside Taiwan, R.O.C.

                  3.3      Notice of Prospects.

                  Weidy shall refer to Meade all leads, prospects, and related information which are directed to it or which it receives regarding potential purchasers of the Products outside Taiwan, R.O.C.



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                  3.4      Weidy Affiliates.

                  Weidy shall use reasonable efforts to cause all Weidy Affiliates to comply with the terms of this Article III.

                  3.5      Name and Address of Weidy Australian Customer.

                  Promptly after signing this Agreement, Weidy shall supply Meade with the name and address of the Weidy Australian Customer and its Taiwan, R.O.C. agent.

                                   ARTICLE IV.
                                     PAYMENT

                  4.1      Payment.

                  Meade shall provide Weidy with an irrevocable Letter of Credit issued by a bank of good repute doing business in Taiwan, R.O.C. for the full amount of the invoice covering each shipment of Products ordered by Meade. The Letter of Credit with respect to a shipment shall normally be delivered to Weidy before the shipment date, but in no case shall it be delivered to Weidy more than seven days after the shipment date.

                                   ARTICLE V.
                              TERM AND TERMINATION

                  5.1      Initial Term and Renewal.

                  This Agreement will continue until December 31, 1999 unless terminated sooner in accordance with this Article V. This Agreement may be renewed for an additional five-year term upon the mutual agreement of the parties. The parties agree that any such renewal of the Agreement, if mutually agreed upon, shall be executed not later than December 31, 1998.

                  5.2      Termination By Either Party.

                  Either party may terminate this Agreement (i) at will upon twelve months' written notice given to the other party before the date of the end of this Agreement, or (ii) upon seven days' notice if any of the following events occurs:

                           (a) The other party becomes insolvent, files a
                  voluntary petition in bankruptcy or liquidation, proposes any dissolution, liquidation, reorganization, or recapitalization with creditors, or takes any similar action under the laws of any jurisdiction;

                           (b) The other party has any involuntary petition in
                  bankruptcy or liquidation filed against it, or a



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                  receiver is appointed or takes possession of the other party's property, or any similar action is taken against the other party under the laws of any jurisdiction; or

                           (c) The other party makes an assignment for the
                  benefit of creditors, is adjudicated as a bankrupt, or takes any similar action under the laws of any jurisdiction; or

                           (d) The other party materially breaches this
                  Agreement and such breach is not cured within 60 days after receipt of written notice thereof.

                  5.3      Termination By Weidy.

                  Weidy may terminate this Agreement immediately upon notice to Meade if Meade fails to place the Annual Minimum Order for two consecutive years.

                  5.4      Effect of Termination.

                  Upon termination of this Agreement, all rights and obligations of the parties hereunder shall cease except:

                           (a) Meade shall remain obligated to pay amounts due
                  to Weidy for Products shipped prior to termination;

                           (b) Weidy shall remain obligated to ship Products for
                  which it has already received payment, or to refund the payment price to Meade;

                           (c) Both parties shall remain obligated to comply
                  with the provisions of Article VI hereof.

                  The parties recognize and agree that upon termination of this Agreement Weidy shall continue to manufacture and ship Products for Meade in such quantities and upon acceptance of such orders as Weidy determines.

                                   ARTICLE VI.
                                 CONFIDENTIALITY

                  6.1      Confidentiality of the Meade Information.

                  Meade shall and prior hereto has provided the Meade Information to Weidy, all of which is hereby designated as confidential. Weidy unconditionally agrees to, and shall cause its employees, agents and all Weidy Affiliates to comply with, the following:



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                  (a) Obligation of Weidy. The Meade Information will be used solely in connection with the manufacture of the Products in accordance with this Agreement, will not be used for any other purpose, will not be used in any way directly or indirectly detrimental to Meade and will be kept confidential by Weidy, except that Weidy may disclose the Meade Information or portions thereof to those of its officers, employees, agents and representatives who need to know such information for the purpose of implementing this Agreement. Weidy agrees to be responsible for any breach of this Article VI by such persons.

                  (b) Obligation Upon Termination. Upon termination of this Agreement Weidy will use reasonable efforts promptly to return to Meade all documentation in its possession, in any written or recorded form, containing any Meade Information, unless Weidy receives Meade's written consent to retain such Meade Information for its use in fulfilling subsequent orders by Meade for Products.

                                  ARTICLE VII.
                                    TRADEMARK

                  7.1      Use of Meade Trademark.

                  Weidy may use the Meade trademark, on and in connection with the manufacture of the Products for Meade.

                                  ARTICLE VIII.
                                   WARRANTIES

                  8.1      Product Warranty.

                  Weidy agrees to manufacture Products for Meade of a quality level that Meade requires, and which are suitable for sale by Meade to Meade dealers and distributors throughout the world.

                  8.2      Product Malfunction.

                  Weidy shall promptly repair or replace any Product which malfunctions, fails to operate, or is otherwise defective within a reasonable time of the shipping date to Meade.

                                   ARTICLE IX.
                                   ARBITRATION

                  9.1      Arbitration.

                  All disputes, claims and controversies concerning the validity, interpretation, performance, termination or breach of



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this Agreement shall be referred to arbitration in Stockholm, Sweden under the auspices of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitration proceedings shall be conducted in English and the arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law in effect on the date hereof (the "Rules"); provided, however, that this clause shall not be construed to limit or to preclude either party from bringing any action in any court of competent jurisdiction for injunctive or other provision or relief as necessary or appropriate.

                  9.2      Arbitrators.

                  Each party shall within 30 days after receipt of the request for arbitration appoint an arbitrator, and the two so appointed shall within a further 30 days appoint a third, presiding arbitrator, who may not be a citizen or resident of either the Republic of China or the United States of America. If they fail to agree within the stated period, the presiding arbitrator shall be appointed in accordance with the Rules.

                  9.3      Procedure and Award.

                  The arbitrators shall conduct hearings in English; permit cross-examination of all witnesses; and, by majority vote, render a written decision stating reasons therefor within two months after the request for arbitration. Any award or determination of the arbitrators shall be final, nonappealable and conclusive upon the parties, and judgment thereon may be entered by any court of competent jurisdiction.

                                   ARTICLE X.
                                  MISCELLANEOUS

                  10.1      Government Approvals.

                  It is the obligation of each party to obtain any governmental approvals required for such party to discharge its respective obligations under this Agreement. Each party shall assist the other in obtaining any such approvals.

                  10.2      Effectiveness.

                  This Agreement shall become effective on the Effective Date. However, until March 31, 1995 Weidy may continue to ship Products ordered pursuant to purchase orders received by Weidy before the Effective Date.

                  10.3  Assignment.

                  This Agreement shall not be assigned by either party without the prior consent of the other party.



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                  10.4      Notices.

                  All written notices permitted or required to be delivered by the provisions of this Agreement shall be given in writing and (a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism, or
(c) mailed, postage prepaid, receipt-requested as follows:

                  IF TO MEADE, ADDRESSED TO:

                  Meade Instruments Corporation
                  16542 Millikan Avenue
                  Irvine, California  92714
                  U.S.A.
                  Facsimile (714) 756-1450
                  Attention:  John C. Diebel, Chairman

                  IF TO WEIDY, ADDRESSED TO:

                  Weidy Optical Co., Ltd.
                  48 Puwei Tsun
                  Peipu
                  Taiwan, R.O.C.
                  Facsimile (886) 35-803702
                  Attention:  Mr. C. Lee, President

or to such other addresses as the parties may from time to time designate in writing. Each such notice shall be effective, (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 10.4 and an appropriate answer back or confirmation of transmission is received, (ii) if given by mail, seven days after such communication is deposited in the mails with first class postage prepaid, properly addressed, or
(iii) if given by any other means, when actually received at such address.

                  10.5      Waiver and Delay.

                  No waiver by either party of any breach or series of breaches or defaults in performance by the other party, and no failure, refusal or neglect of either party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of either parties obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by either party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

                  10.6       Successors and Assigns.



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                  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, subject to the restrictions on assignment contained herein.

                  10.7  Entire Agreement.

                  This Agreement contains all of the terms and conditions agreed upon by the parties hereto with reference to the subject matter hereof. No other agreements, oral or otherwise shall be deemed to exist or to bind either of the parties hereto, and all prior agreements and understandings are superseded hereby. This Agreement cannot be modified or changed except by written instrument signed by both of the parties hereto.

                  10.8  Headings.

                  The headings used in this Agreement are used for reference only and shall not affect the meaning or interpretation of this Agreement.

                  10.9  Counterparts.

                  This Agreement and any amendments to this Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement or amendment, as the case may be.

                  10.10  Force Majeure.

                  Neither party shall be liable for damages due to any cause beyond its control, including, without limitation, acts of God, acts of civil or military authority, fire, riots, civil commotions, war, embargo, blockage, boycotts, floods, epidemics, delays in transportation or governmental restrictions.

                  10.11  Severability.

                  If any provision or term of this Agreement shall for any reason be held illegal or unenforceable, such provision or term shall in no way affect the validity of this Agreement or its remaining terms and conditions.



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           IN WITNESS WHEREOF this Agreement has been signed by a duly authorized officer of each party as of the day and year first above written.

                                          WEIDY OPTICAL CO., LTD.,
                                          a Republic of China corporation


                                          By: /s/ CHUCK LEE
                                             --------------------------------

                                          Its: President
                                              -------------------------------


                                          MEADE INSTRUMENTS CORPORATION,
                                          a California corporation


                                          By: /s/ JOHN C. DIEBEL
                                             --------------------------------

                                          Its: Chairman & CEO
                                              -------------------------------



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